EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of XRG, Inc. (the "Company") on Form 10-KSB Amendment No.1 for the period ending March 31, 2002 as filed with the Securities and Exchange Commission on September 9, 2002 (the "Report"), I, Kevin Brennan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Kevin Brennan
-------------------------
Kevin Brennan
Chief Executive Officer
September 9, 2002